Calculation of Filing Fee Tables
S-8
SCHLUMBERGER LIMITED/NV
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.01 par value per share	Other	24,000,000	$ 28.38	$ 681,120,000.00	0.0001531	$ 104,279.47
Total Offering Amounts:						$ 681,120,000.00		$ 104,279.47
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 104,279.47
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also include such additional indeterminate number of shares of common stock of Schlumberger Limited (Schlumberger N.V.) ("SLB") that may become issuable under the SLB Discounted Stock Purchase Plan (as amended and restated, the "Plan") as a result of stock splits, stock dividends or similar transactions. (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h)(1) of the Securities Act, based on a 15% discount from the average of the high and low prices for shares of common stock of SLB reported on the New York Stock Exchange on June 25, 2025, which is the discount applicable to purchasers under the Plan.